Exhibit 99.2 Investor Presentation Second Quarter 2024 August 29, 2024

Disclaimer Forward-Looking Statements This presentation dated August 29, 2024 includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this presentation, including statements concerning Duluth Holdings Inc.'s (dba Duluth Trading Company) (“Duluth Trading” or the “Company”) plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein are forward-looking statements, including its ability to execute on its growth strategies. You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in Duluth Trading’s Annual Report on Form 10-K filed with the SEC on March 22, 2024, and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws. Non-GAAP Measurements Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this presentation, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and Free Cash Flow. See Appendix Table “Adjusted EBITDA,” for a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA and “Free Cash Flow” for a reconciliation of Net cash provided by operating activities to Free Cash Flow. Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items, such as stock-based compensation. Management believes Free Cash Flow is a useful measure of performance as an indication of an organization’s financial strength and provides additional perspective on the ability to efficiently use capital in executing growth strategies. Free Cash Flow is used to facilitate a comparison of operating performance on a consistent basis from period- to-period and the ability to generate cash. Free Cash Flow is defined as net cash provided by operating activities less purchase of property and equipment and capital contributions towards build-to-suit stores. The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results. August 29, 2024 2

OUR GREATER PURPOSE “Celebrating the can-do spirit by enabling anyone who takes on life with their own two hands.” OUR MISSION STATEMENT “We build high-quality, solution-based products for work, play and every day. We craft our raw materials – unique brands, durable products, standout customer service, and a No Bull Guarantee – into industry-leading consumer experiences. Job done right means we never forget that “there’s gotta be a better way.”

Secret Sauce Better Brands A brood of sub-brands all bonded by the belief that you can accomplish anything that you put your own mind and own two hands to Better Innovation Long, colorful history of product innovation and solution-based design Better Marketing Distinctive marketing made to break through the clutter and drive buying Better Customer Experiences Outstanding and engaging customer experience August 29, 2024 5

FINANCIAL REVIEW

Three Months Ended July 28, 2024 Summary ● Net sales of $141.6M increased 1.8% compared to the prior year second quarter ● Net loss of $3.7M compared to net loss of $2.0M in the prior year second quarter. Adjusted net 1 loss of $0.6M excludes $1.6M of restructuring expense and a $2.4M non-recurring estimated sales tax expense 1 ● EPS per diluted share of ($0.11); Adjusted EPS of ($0.02) 2 ● Adjusted EBITDA increased $2.0M or 23.9%, from the prior year to $10.6M, representing 7.5% of net sales 1 See Reconciliation of net loss to adjusted net loss and adjusted net loss to adjusted EPS on slide 18 2 See Reconciliation of net loss to EBITDA and EBITDA to Adjusted EBITDA on slide 17 August 29, 2024 7

Three Months Ended July 28, 2024 3.5% 1.8% $141.6 23.9% $139.1 $74 $71 $50 $52 $11 $9 $92 $87 $(1) $(2) 2023 2024 2023 2024 2023 2024 2023 2024 (7/30/2023) (7/28/2024) (7/30/2023) (7/28/2024) (7/30/2023) (7/28/2024) (7/30/2023) (7/28/2024) Retail Direct 1,2 3,4 Net Sales Gross Profit Adjusted EBITDA Adjusted Net Loss ($ in millions) ($ in millions) ($ in millions) ($ in millions) 1 Adjusted to reflect the add-back of stock compensation expense. 2 See Reconciliation of net loss to EBITDA and EBITDA to Adjusted EBITDA on slide 17 3 Excludes net income (loss) attributable to noncontrolling interest. 4 See Reconciliation of net loss to adjusted net loss on slide 18 August 29, 2024 8

Six Months Ended July 28, 2024 (1.7)% (10.0)% (1.1)% $262.9 $258.3 $14 $97 $91 $137 $136 $12 $(6) $167 $166 $(8) 2023 2024 2023 2024 2023 2024 2023 2024 (7/30/2023) (7/28/2024) (7/30/2023) (7/28/2024) (7/30/2023) (7/28/2024) (7/30/2023) (7/28/2024) Retail Direct 1,2 3,4 Net Sales Gross Profit Adjusted EBITDA Adjusted Net Loss ($ in millions) ($ in millions) ($ in millions) ($ in millions) 1 Adjusted to reflect the add-back of stock compensation expense. 2 See Reconciliation of net loss to EBITDA and EBITDA to Adjusted EBITDA on slide 17 3 Excludes net income (loss) attributable to noncontrolling interest. 4 See Reconciliation of net loss to adjusted net loss on slide 18 August 29, 2024 9

Strong Balance Sheet, Liquidity and Free Cash Flow 1,2 3 Debt to Capital Free Cash Flow (Six Months Ended) ($ in millions) As of July 28, 2024 Cash $9.8 Debt: Line of Credit 0.0 Term Loan 0.0 $(20.2) Total Debt 0.0 Total Shareholders’ Equity $215.7 $(32.7) Total Capitalization $215.7 2023 2024 Debt to Capital ratio 0.0% (July 30, 2023) (July 28, 2024) 1 Debt balances do not include TRI Holdings, LLC, a variable interest entity that is consolidated for reporting purposes 2 The New Credit Agreement matures on July 8, 2027 and provides for borrowings of up to $200.0 million that are available under a revolving senior credit facility. 3 See Reconciliation of Free Cash Flow on slide 17 August 29, 2024 10

Fiscal 2024 Financial Guidance

($ in millions)	2023	2024 Guidance
Net Sales	$646.7	$640 (1.0)%
Adj. EBITDA	$33.4	$39 16.8%
EPS/ Adj. EPS	$(0.28)	$(0.22)
CAPEX[1]	$53.2	~$25

[1] 2023 and 2024 include $6.7M and ~$11M, respectively, of additional investments in implementation costs to enhance the value of hosting arrangements, which are included in Prepaid expenses & other current assets on the Company's Consolidated Balance Sheets.

Reconciliation to 2024 Forecasted Adj. EBITDA	
	Fiscal Year Ended February 2, 2025
Forecasted ($ in millions)	
Net Loss	**$(14.8)**
(+) Depreciation and amortization	33.2
(+) Amortization of internal-use software hosting subscription implementation costs	5.0
(+) Interest expense	5.5
(+) Income tax benefit	(4.4)
EBITDA	**$24.5**
(+) Stock based compensation	4.7
(+) Restructuring expense	7.4
(+) Sales tax expense accrual	2.4
Adjusted EBITDA	**$39.0**

Reconciliation to 2024 Forecasted Adj. EPS		
	Fiscal Year Ended February 2, 2025	
Forecasted ($ in millions)	**Amount**	**Per share**
Net loss	**$(14.8)**	**(0.45)**
(+) Income tax benefit	(4.4)	(0.13)
Net loss before income taxes	**$(19.2)**	**(0.58)**
(+) Restructuring expense	7.4	0.22
(+) Sales tax expense accrual	2.4	0.07
Adjusted loss before income taxes	**$(9.3)**	**(0.28)**
Adjusted estimated income tax benefit	**(1.9)**	**(0.06)**
Adjusted net loss	**(7.4)**	**(0.22)**

DULUTH TRADING CO
August 29, 2024 11

Net Sales and Adjusted EBITDA 1 Net Sales Adjusted EBITDA ($ in millions) ($ in millions) 77 699 653 647 639 616 55 568 52 52 44 33 2018 2019 2020 2021 2022 2023 2018 2019 2020 2021 2022 2023 1 Adjusted to reflect the add-back of stock compensation expense. August 29, 2024 12

Capital Expenditures $53M $53M $32M $31M $25M $16M $15M 2018 2019 2020 2021 2022 2023 2024 Outlook 15 New 15 New 4 New Salt Lake Adairsville FC Stores Stores Stores City FC Website re- Belleville FC 1 New Store Technology Roadmap platform August 29, 2024 13 Initiatives Capital Expenditures

Big Dam Blueprint Growth Drivers 1. Lead With a Digital Mindset 2. Intensify Our Efforts to Optimize Our Owned DTC Channels 3. Evolve the Company’s Platform to Grow Into a Multi-brand and Multi-channel Business 4. Prioritize Test and Learn to Unlock Long-term Growth 5. Future Proof the Business Through Investments in Capabilities and Infrastructure August 29, 2024 15

THANK YOU

Appendix Reconciliation to 2024 Adjusted EBITDA and Free Cash Flow Adjusted EBITDA Free Cash Flow 3 Months Ended 6 Months Ended 3 Months Ended July 28, July 30, July 28, July 30, July 28, July 30, ($ in millions) ($ in millions) 2024 2023 2024 2023 2024 2023 Net cash used in operating Net loss $(3.7) $(2.0) $(11.6) $(5.9) $(17.1) $(1.2) activities (+) Depreciation and Purchases of property and 8.0 7.4 16.3 14.9 (3.2) (31.5) amortization equipment (+) Amortization of internal- Free Cash Flow (non-GAAP) $(20.2) $(32.7) use software hosting 1.3 1.2 2.5 2.4 subscription implementation costs (+) Interest expense 1.0 0.9 2.0 1.8 (+) Income tax expense (1.0) (0.2) (3.1) (1.7) (benefit) EBITDA $5.6 $7.3 $6.1 $11.6 (+) Stock based compensation 1.0 1.3 2.4 2.3 (+) Restructuring expenses 1.6 — 1.6 — (+) Sales tax expense accrual 2.4 — 2.4 — Adjusted EBITDA $10.6 $8.6 $12.4 $13.8 August 29, 2024 17

Appendix Reconciliation to 2024 Adjusted Net Loss Adjusted Net Loss 3 Months Ended 6 Months Ended ($ in millions) July 28, 2024 July 28, 2024 Amount Per share Amount Per share Net loss $(3.7) $(0.11) $(11.6) $(0.35) (+) Income tax benefit (1.0 (0.03) (3.1) (0.09) Net loss before income taxes $(4.7) $(0.14) $(14.7) $(0.44) (+) Restructuring expenses 1.6 0.05 1.6 0.05 (+) Sales tax expense accrual 2.4 0.07 2.4 0.07 Adjusted loss before income taxes $(0.7) $(0.02) $(10.7) $(0.32) Adjusted estimated income tax benefit (0.2) (0.00) (2.2) (0.07) Adjusted net loss $(0.6) $(0.02) $(8.4) $(0.25) August 29, 2024 18